UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

723 The Parkway Richland, Washington 99352
(Address of principal executive offices) (Zip code)
(509) 943-5319
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The majority owner of Vivid Learning Systems, Inc. [“Vivid”] is Nuvotec USA, Inc. [“Nuvotec”], a privately held company. An offer to purchase Nuvotec has been received, with the Buyer having as its primary acquisition target Pacific EcoSolutions, Inc., a wholly-owned subsidiary of Nuvotec. There are several assets of Nuvotec that the Buyer does not have in interest in purchasing [“Excluded Assets”] and thus the Nuvotec Board is in the process of dispositioning the Excluded Assets. One of the Excluded Assets is the Engineering & Technical Services business line [“ETS”].

ETS operations are complimentary and synergistic to the operations of Vivid. The members of the Boards of Directors of Vivid and Nuvotec have approved the purchase of ETS by Vivid.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Asset Purchase Agreement, dated December 15, 2006, by and between Vivid Learning Systems, Inc. and Nuvotec USA, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
Date: December 19, 2006	By:	/s/ Christopher L. Britton
	Name:	Christopher L. Britton
	Title:	Chief Executive Officer